Exhibit 99.2

Marchex Announces Proposed Public Offering of 5,714,000 Shares of Class B Common Stock

SEATTLE — (BUSINESS WIRE) – March 19, 2014 — Marchex, Inc. (NASDAQ:MCHX), a mobile advertising technology company, announced today that it will commence an underwritten public offering, subject to market and other conditions, of 5,714,000 shares of Marchex’s Class B common stock pursuant to an effective shelf registration statement. The Company will be offering 2,857,000 shares of its Class B common stock and an additional 2,857,000 shares of its Class B common stock will be offered by certain existing shareholders identified in the prospectus supplement relating to the offering. Marchex intends to grant to the underwriters a 30-day option to purchase up to an additional 514,100 shares of Class B common stock to cover over-allotments, if any, and the selling shareholders, collectively, intend to grant the underwriters a 30-day option to purchase up to an additional 343,000 shares of Class B common stock, if any, in each case at the public offering price less the underwriting discount.

Marchex intends to use the net proceeds of the offering for general corporate purposes, which may include acquisitions or licenses of, or investments in, products, services, technologies or other businesses. Marchex will not receive any of the proceeds from the sale of shares by the selling shareholders.

The offering will be conducted pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). Marchex has filed with the SEC a preliminary prospectus supplement with respect to the offering.

Deutsche Bank Securities will be the lead book-running manager and representative of the underwriters for the offering. RBC Capital Markets and Piper Jaffray will be joint book-running managers. BMO Capital Markets and Stephens Inc. are co-managers for the offering.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Marchex, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offer will be made only by means of a prospectus, including a prospectus supplement, forming part of the effective shelf registration statement. Copies of the preliminary prospectus supplement and accompanying base prospectus may be obtained, when available, from: Deutsche Bank Securities Inc. at 60 Wall Street, Attention: Prospectus Group, New York, NY 10005-2836, by email at prospectus.CPDG@db.com or by phone at

(800) 503-4611; RBC Capital Markets, LLC, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Telephone: 877-822-4089; or Piper Jaffray, Attention: Equity Capital Markets, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at 800-747-3924 or email at prospectus@pjc.com. The preliminary prospectus supplement and accompanying prospectus also will be available on the SEC’s website at www.sec.gov.

About Marchex

Marchex is a mobile advertising technology company. The company provides a suite of products and services for businesses that depend on consumer phone calls to drive sales. Marchex’s mobile advertising platform delivers new customer phone calls to businesses, while its technology analyzes the data in these calls to help maximize ad campaign results. Marchex disrupts traditional advertising models by giving businesses full transparency into their ad campaign performance and charging them based on new customer acquisition.

Please visit www.marchex.com, blog.marchex.com or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of March 19, 2014 and Marchex undertakes no duty to update the information provided herein.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Sonia Krishnan

Marchex Corporate Communications

Telephone: 206.331.3434

Email: skrishnan(at)marchex.com